UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2021 (April 9, 2021)
PAR Technology Corporation
(Exact name of registrant as specified in its charter)
Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2021, John W. Sammon Jr. informed PAR Technology Corporation’s (“PAR Technology”) Board of Directors that he does not intend to stand for re-election as a Director at PAR Technology’s 2021 annual meeting of stockholders (the “2021 Stockholders Meeting”), which is expected to be held on June 4, 2021. Mr. Sammon will complete his current term as a Director, which expires at the 2021 Stockholders Meeting. Concurrent with the conclusion of Mr. Sammon’s current term as a Director, PAR Technology will reduce the size of the Board from six (6) to five (5) Directors.

Mr. Sammon’s decision not to stand for re-election is not due to any disagreement with PAR Technology.

Item 7.01	Regulation FD Disclosure.

On April 12, 2021, PAR Technology issued a press release announcing Mr. Sammon’s decision to not stand for re-election. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1*	PAR Technology Corporation Press Release dated April 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)
Date: April 12, 2021	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)